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                                                                   Exhibit 10.68

                          FORM OF CSC PARENT CORPORATION
                    STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. Purpose. The purposes of the CSC Parent Corporation Stock Option Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

     2. Definitions. The following terms shall have the respective meanings assigned to them as used herein:

     (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

     (b)  "Company" means CSC Parent Corporation, a Delaware corporation.

     (c) "Fair Market Value" on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which such shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

     (d) "Non-Employee Directors" shall mean a member of the Board of Directors who is not a current or former employee of the Company or its subsidiaries.

     (e)  "Option" shall mean an option granted under the Plan.

     (f) "Share" shall mean a share of Class A common stock of the Company, par value $0.01.

     (g) "Participant" shall mean a Non-Employee Director who has been granted an Option.

     (h) "Plan" shall mean the CSC Parent Corporation Stock Option Plan for Non-Employee Directors.

     3.  Plan Administration.

     3.1 Authority. The Plan shall be administered by the Board of Directors (unless the Board of Directors appoints a committee thereof to administer the Plan, in which case the Plan may be administered by such committee and references herein to the "Board of Directors" shall be deemed to mean such Committee unless the context otherwise requires) which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the company and to make all other determinations necessary or advisable for the administration of the Plan.

     3.2 Decisions are Final and Conclusive. The determination of the Board of Directors (or the applicable committee thereof) as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all person, including the Company, its stockholders and persons having any interest in the Options.

     4. Eligibility. All Non-Employee Director are eligible for the grant of Options.

     5.  Shares Subject to the Plan.

     5.1 Number. The aggregate number of Shares that may be subject to Options granted under this Plan shall not exceed 60,000 which may be either treasury Shares or authorized but unissued Shares. If an Option expires or terminates without being exercised in full, any Shares remaining under such Option shall again be available for issuance under the Plan. The maximum number of Shares which may be subject to Options shall be adjusted to the extent necessary to accommodate the adjustments provided for in Section 5.2.

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     5.2  Adjustment in Capitalization.  If there shall be declared and paid a stock or property dividend or any other distribution by way of dividend, stock split (including a reverse stock split), or spin-off with respect to the Shares, or if the Class A common stock of the Company shall be converted, exchanged, reclassified or recapitalized, or if the Shares shall be in any way substituted for in a merger in which the entity surviving such merger or its parent is a public company, then to the extent that an Option has not been exercised the holder thereof shall be entitled upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the Shares originally subject to the Option were being purchased or used to determine the amount of the payment to which the holder is entitled thereunder. If there occurs any event as to which the provisions against the effect of dilution contained in the Plan are not strictly applicable, but the failure to make any adjustment would not fairly protect the rights represented by the Option in accordance with the essential intent and principles thereof, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the Plan, which they believe is necessary to preserve without dilution, the rights represented by the Option. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder and shall make the adjustment described therein. Any fractional shares or securities payable upon the exercise of the Option as a result of an adjustment pursuant to this Section shall be payable in cash, based upon the Fair Market Value of such shares or securities at the time of exercise.

     6.  Terms and Conditions of Options.

     6.1 Grant of Options. Each Non-Employee Director on the effective date of the Plan is hereby granted as of such date an Option to purchase 7,500 Shares. Each person who becomes a Non-Employee Director after the effective date of the Plan shall automatically be granted an Option to purchase 2,500 Shares as of the date such person becomes a Non-Employee Director.

     On the first business day after the date of each annual meeting of the Company's stockholders following the date of the initial grant of Options referred to in the preceding paragraph, each person who is then a Non-Employee Director shall automatically be granted an Option to purchase 500 Shares.

     6.2 Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be equal to the Fair Market Value of a Share on the day on which the Option is granted.

     6.3 Vesting. All Options granted under the Plan shall be fully vested and exercisable on the date of grant.

     6.4 Opinion Agreement. Each Option granted under the Plan shall be evidenced by a written agreement setting forth the terms under which the Option is granted.

     6.5 Term of Options. All rights to exercise an Option shall expire ten years from the day on which such Option is granted, provided, however, that upon the termination of the service of the Participant as a member of the Board of Directors for any reason, all rights to exercise an Option shall terminate upon the first to occur of (i) the third anniversary of the date of the termination of such Participant's service on the Board of Directors, and (ii) the expiration of ten years from the day on which such Option was granted. Notwithstanding the foregoing, in the event that a Participant dies while an Option is exercisable, the Option will remain exercisable by the Participant's estate or beneficiary only until the first anniversary of the Participant's date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the Option was granted or the third anniversary of the date of the termination of such Participant's service on the Board of Directors.

     6.6 Nontransferability. Options may only be exercised during the Participant's lifetime by the Participant (or the Participant's guardian or legal representative), and shall be transferable by will or the laws of descent and distribution, and otherwise only to the extent that, as determined by the Board of Directors, based on the advise of legal counsel, transferability would not prevent the Option from complying with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act"),

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     6.7  Other Terms and Conditions. Options may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Board of Directors shall deem appropriate.

     7.  Exercise of Options

     7.1 Written Notice. A Participant who wishes to exercise an Option, or a portion of an Option, shall give written notice thereof to any person who has been designated by the Company for the purpose of receiving the same. The date the Company receives such notice shall be considered as the date such Option was exercised as to the Shares specified in such notice.

     7.2 Payment. A Participant who exercises an Option shall pay to the Company at the date or exercise and prior to the delivery of the Shares for which the Option is being exercised the aggregate exercise price of all shares pursuant to such exercise of the Option. Payment shall be made by check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option; provided, however, that a holder may not use any Shares he has acquired pursuant to the exercise of an Option.

     7.3 No Privilege of Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Option unless and until such Shares have been issued and have been duly registered in the Participant's name.

     8. Duration. This Plan shall remain in effect until May 10, 2006 unless sooner terminated by the Board of Directors. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

     9. Amendment. The Board of Directors may amend the Plan from time to time, provided that no amendment which increases the aggregate number of Shares that may be issued under the Plan may be made without the approval of the Company's shareholders, and provided further that the provisions of
Section 4, 6.1, 6.2, 6.3 and 6.5 may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or the rules thereunder.

     10. Compliance with Laws and Regulations. This Plan, the grant and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

     11. Compliance with Rule 16b-3. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Act. If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All grants and exercises of Options under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Board of Directors may make such modifications so as to conform the Plan and any Options granted thereunder to the Rule's requirements.

     12. Withholding. If the Company shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company out of any funds or property to become due to the Participant.

     13. Governing Law. The Plan and any agreements hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without references to principles of conflict of laws.

     14.  Effective Date. The Plan is effective as of           , 1998, subject
to the approval of the stockholders of the Company.

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